Exhibit 99.1

VBI Vaccines to Present Updated Phase 2a Tumor Response and Overall Survival Data for VBI-1901 in Recurrent GBM at 2021 ASCO Annual Meeting

-	12-month overall survival (OS) : 60% (n=6/10) in VBI-1901 + GM-CSF study arm compared to historical controls of ~30%[1] – 12-month OS not yet reached with VBI-1901 + AS01B2
-	6-month OS : 80%+ survival achieved across both study arms compared to historical controls of ~60%[1]
-	2 partial tumor responses and 7 stable disease observations across both study arms
-	Full data to be highlighted in ASCO poster presentation June 4-8, 2021

CAMBRIDGE, Mass. (May 20, 2021) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that expanded tumor response data and overall survival data from the Phase 2a portion of the ongoing Phase 1/2a study of VBI-1901, the Company’s cancer vaccine immunotherapeutic candidate in recurrent glioblastoma (GBM) patients, will be presented at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting, taking place June 4-8.

The e-poster presentation will highlight patient-specific tumor response data and improvement in overall survival (OS) compared to historical controls across both study arms:

●	Study arm 1 : VBI-1901 + granulocyte-macrophage colony-stimulating factor (GM-CSF)

	○	6-month and 12-month OS : 80% (n=8/10) and 60% (n=6/10), respectively
	○	2 partial responses (≥ 50% tumor reduction) and 2 stable disease observations – 40% disease control rate
	○	1 patient still on protocol

●	Study arm 2 : VBI-1901 + GSK’s AS01B adjuvant system

	○	6-month OS : 89% (n=8/9) – 12-month OS not yet reached
	○	5 stable disease observations – 50% disease control rate
	○	1 patient still on protocol

With few options for recurrent GBM patients, historical control data have demonstrated overall survival to be ~60% at 6-months and ~30% at 12-months after treatment with a monotherapy.1

Presentation details and schedule are as follows:

Abstract #: 2047

Abstract Title: Evaluation of GM-CSF and AS01B adjuvants in a Phase 1/2a trial of a therapeutic CMV vaccine (VBI-1901) against recurrent glioblastoma (GBM)

Presenter: Patrick Y. Wen, M.D., Director of the Center for Neuro-Oncology at Dana-Farber Cancer Institute, Professor of Neurology at Harvard Medical School, and investigator of VBI’s Phase 1/2a study of VBI-1901

Session: Poster Session: Central Nervous System Tumors

Poster Access: June 4-8, 2021

The e-poster presentation will include a 5-minute pre-recorded presentation from Dr. Wen, available On Demand to meeting attendees from 9 AM ET on Friday, June 4.

About the Phase 1/2a Study Design

VBI’s two-part Phase 1/2a study is a multi-center, open-label, dose-escalation study of VBI-1901 in up to 38 patients with recurrent GBM:

●	Phase 1 (Part A)

	○	Dose-escalation phase that defined the safety, tolerability, and optimal dose level of VBI-1901 adjuvanted with granulocyte-macrophage colony-stimulating factor (GM-CSF) in recurrent GBM patients with any number of prior recurrences.
	○	This phase enrolled 18 recurrent GBM patients across three dose cohorts of VBI-1901: 0.4 µg, 2.0 µg, and 10.0 µg.
	○	Enrollment completed in December 2018.

●	Phase 2a (Part B)

	○	Subsequent extension of the optimal dose level, 10.0 µg, as defined in the Part A dose escalation phase.
	○	This phase is a two-arm study, enrolling 10 first-recurrent GBM patients in each vaccinated group, assessing 10.0 µg of VBI-1901 in combination with either GM-CSF or GSK’s proprietary AS01 adjuvant system as immunomodulatory adjuvants.
	○	Enrollment of the 10 patients in each adjuvant group is complete.

VBI-1901 is administered intradermally when adjuvanted with GM-CSF and intramuscularly when adjuvanted with GSK’s AS01 adjuvant system. Patients in both phases of the study receive the vaccine immunotherapeutic every four weeks until tumor progression.

About VBI-1901 and GBM

VBI-1901 is a novel cancer vaccine immunotherapeutic candidate developed using VBI’s enveloped virus-like particle (eVLP) technology to target two highly immunogenic cytomegalovirus (CMV) antigens, gB and pp65. Scientific literature suggests CMV infection is prevalent in multiple solid tumors, including glioblastoma (GBM). GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and has a high mortality.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/
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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and filed with the Canadian security authorities at sedar.com on March 2, 2021, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

1Taal W, Oosterkamp HM, Walenkamp AME, et al. Single-agent bevacizumab or lomustine versus a combination of bevacizumab plus lomustine in patients with recurrent glioblastoma (BELOB trial): a randomized controlled phase 2 trial. Lancet Oncol. 2014; 15: 943-953

2The GSK proprietary AS01 adjuvant system contains QS-21 StimulonTM adjuvant licensed from Agenus Inc. (NASDAQ: AGEN)

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com